POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby

constitutes and appoints each of John C. Donlevie, Eugene

D. Levin, Andrew P. Sutor, IV and Michael E. Dash, Jr., or

any of them signing singly, and with full power of

substitution, the undersigned's true and lawful

attorney-in-fact to:

(1) prepare, execute in the undersigned's name

and on the undersigned's behalf, and submit to the

U.S. Securities and Exchange Commission (the "SEC")

a Form ID, including amendments thereto, and any other

documents necessary or appropriate to obtain codes and

passwords enabling the undersigned to make electronic

filings with the SEC of reports required by Section 16(a)

of the Securities Exchange Act of 1934 or any rule or

regulation of the SEC;

(2) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of Entercom Communications Corp. (the

"Company"), Forms 3, 4, and 5 in accordance with

Section 16(a) of the Securities Exchange Act of 1934

and the rules thereunder;

(3) do and perform any and all acts for and on

behalf of the undersigned which may be necessary or

desirable to complete and execute any such Form 3,

4, or 5, complete and execute any amendment or amendments

thereto, and timely file such form with the SEC and any

stock exchange or similar authority; and

(4) take any other action of any type whatsoever

in connection with the foregoing which, in the opinion

of such attorney-in-fact, may be of benefit to, in the

best interest of, or legally required by, the undersigned,

it being understood that the documents executed by such

attorney-in-fact on behalf of the undersigned pursuant to

this Power of Attorney shall be in such form and shall

contain such terms and conditions as such attorney-in-fact

may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to each such

attorney-in-fact full power and authority to do and perform

any and every act and thing whatsoever requisite, necessary,

or proper to be done in the exercise of any of the rights

and powers herein granted, as fully to all intents and

purposes as the undersigned might or could do if personally

present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney-in-fact,

or such attorney-in-fact's substitute or substitutes, shall

lawfully do or cause to be done by virtue of this power of

attorney and the rights and powers herein granted.  The

undersigned acknowledges that the foregoing attorneys-in-fact,

in serving in such capacity at the request of the undersigned,

are not assuming, nor is the Company assuming, any of the

undersigned's responsibilities to comply with Section 16 of

the Securities Exchange Act of 1934.

 This Power of Attorney shall remain in full force

and effect until the undersigned is no longer required to

file Forms 3, 4, and 5 with respect to the undersigned's

holdings of and transactions in securities issued by the

Company, unless earlier revoked by the undersigned in a

signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed as of this 3rd

day of May, 2007.

  /Stephen F. Fisher/

  Stephen F. Fisher